Grant Park FUTURES FUND

Continuous operation since 1989

Multi-advisor commodity pool sponsored by Dearborn Capital Management, LLC

Monthly Flash Report
December 31, 2007

Dearborn Capital Management, LLC

MONTHLY COMMENTARY

Grain prices rallied throughout December, providing gains for Grant Park's long positions in the soft/agricultural commodity sector. Corn and soybean positions provided the bulk of gains as prices rose on reports of hot, dry weather over Argentinean growing regions. Reports of increased exports, particularly to China, and increased demand for grain as a source of bio-diesel fuel also contributed to higher prices. Geopolitical concerns stemming from the assassination of Pakistani opposition leader Benazir Bhutto combined with falling crude oil inventories pushed crude oil prices higher during the month. Long positions in the energy sector also gained ground after strong seasonal demand for heating oil and falling gasoline inventories pushed prices to the upside. Long positions in the metals sector were profitable as gold prices gained throughout the month, pushed higher as investors looked for protection against the weaker US dollar. Concerns over the possible fallout from the events in Pakistan and the possibility of a spike in inflation as the result of better-than-expected data on consumer spending and personal income in November also contributed to rising gold prices. Currency positions posted losses during the month after strong reports on consumer spending and personal income pushed the dollar higher relative to the British pound and euro on speculation that the US Federal Reserve might refrain from additional rate cuts at the start of 2008. Long positions in the interest rate sector lost ground as prices for fixed income instruments fell during the month. Strong reports on consumer spending and personal income coupled with a jump in third quarter GDP and a better-than-expected November employment report resulted in lower prices for domestic interest rate markets. Lastly, long positions in the equities sector lost ground during the month as the effects of the mortgage and liquidity crises continued to plague global stock indices. Analysts suggested that a coordinated effort by a number of central banks to add liquidity to global capital markets may have actually exacerbated investors' concerns about the extent of the problems.

December 31, 2007 Statistics*

	Class A Units	Class B Units
Monthly Rate of Return	0.63%	0.64%
Year-to-Date Return	12.63%	11.76%
Net Asset Value	$1,309.469	$1,142.681

Statistics since inception – Class A Units **
January 1, 1989 through December 31, 2007

Total Fund Assets (A and B):	$456M
12 Month Return:	12.63%
36 Month Cumulative Return:	18.66%
60 Month Cumulative Return:	31.64%
Compounded Annual ROR:	16.04%
3 Yr. Comp. Ann. ROR:	5.87%
5 Yr. Comp. Ann. ROR:	5.65%
10 Yr. Comp. Ann. ROR:	7.30%
Average 12-Month Return:	20.79%
Worst Drawdown (5/89-10/89):	(38.87%)
Worst Drawdown Last 5 Years (2/04-8/04):	(23.65%)
Average 1-Month Gain:	7.16%
Average 1-Month Loss:	(4.80%)
# of Winning Months	122
# of Losing Months:	106

See the glossary at the end of this presentation for definitions relevant to this table.

**Effective 6/1/2007, the portion of Grant Park's net assets allocated to Winton Capital Management was reallocated to the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP.*

***Most new investors are expected to invest in Class B Units, which carry an additional 0.96% in fees and expenses.*

Grant Park Sector Exposure as of December 31, 2007


AGS/SOFTS
15%
INTEREST RATES
26%
ENERGY
11%
METALS
8%
STOCK INDICES
16%
CURRENCIES
24%

For a list of markets traded in each market sector, please refer to the end of this presentation.

This pie chart illustrates the estimated average relative weighting assigned to each market sector amongst each of Grant Park's trading advisors and through its investment in the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio - Class GP assuming current allocations to the trading advisors. This chart does not reflect actual positions held at any time or over any period. The trading advisors do not maintain positions in all markets at all times. On any given day, the actual markets traded as well as the absolute and relative commitment in such markets, will vary greatly. Additionally, allocations amongst the trading advisors may vary over time.

HISTORICAL PERFORMANCE

Class A Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	A Unit YTD
1989	0.97%	(3.29%)	17.34%	(9.51%)	26.07%	(3.31%)	0.70%	(21.72%)	(1.68%)	(18.43%)	5.37%	29.00%	8.61%
1990	5.20%	6.32%	22.20%	31.10%	(15.80%)	14.00%	16.03%	22.83%	14.76%	5.49%	2.83%	(2.65%)	197.04%
1991	(12.36%)	(13.31%)	1.75%	(6.52%)	(1.90%)	3.93%	(10.99%)	(1.85%)	6.76%	0.12%	(0.21%)	35.80%	(6.77%)
1992	(15.23%)	(5.32%)	(2.32%)	(4.13%)	(2.34%)	8.33%	16.34%	7.34%	(11.40%)	(0.72%)	2.41%	(5.55%)	(15.50%)
1993	2.38%	18.13%	1.57%	15.69%	2.30%	(2.34%)	20.56%	0.16%	(3.99%)	(5.39%)	4.57%	13.15%	84.25%
1994	(13.74%)	(9.39%)	23.25%	2.31%	14.29%	14.25%	(5.96%)	(6.26%)	2.76%	(7.54%)	15.50%	(0.17%)	24.30%
1995	(10.69%)	16.37%	20.67%	10.88%	14.93%	(1.82%)	(14.36%)	(11.29%)	(10.54%)	(5.40%)	2.77%	18.69%	23.04%
1996	(1.09%)	(13.59%)	(1.34%)	4.97%	(4.35%)	2.32%	(1.48%)	(2.53%)	3.81%	14.82%	7.80%	(6.99%)	(0.59%)
1997	6.82%	7.61%	1.06%	(8.45%)	(0.91%)	0.34%	15.73%	(8.17%)	2.92%	(5.18%)	0.81%	6.10%	17.31%
1998	1.96%	2.62%	(1.08%)	(7.46%)	3.13%	(0.37%)	(0.30%)	24.62%	6.23%	(4.64%)	(3.21%)	2.09%	22.40%
1999	(2.02%)	7.95%	(5.18%)	2.92%	(5.51%)	0.22%	(2.68%)	(1.16%)	1.54%	(8.65%)	2.10%	3.05%	(8.24%)
2000	(1.12%)	0.69%	(1.70%)	(3.84%)	1.80%	(3.51%)	(1.60%)	4.36%	(2.30%)	0.80%	8.91%	9.00%	10.97%
2001	1.86%	0.53%	6.63%	(4.51%)	(0.47%)	(2.66%)	0.12%	2.88%	3.69%	5.30%	(7.80%)	2.14%	7.00%
2002	(0.87%)	(5.95%)	2.26%	(3.07%)	5.17%	10.07%	6.63%	1.57%	2.87%	(6.04%)	(2.53%)	5.58%	15.25%
2003	2.72%	5.77%	(7.47%)	2.57%	9.68%	(1.26%)	(0.49%)	0.19%	0.13%	2.52%	(0.91%)	6.00%	20.03%
2004	0.38%	7.33%	(1.40%)	(11.66%)	(4.75%)	(4.47%)	(3.36%)	(0.32%)	1.07%	3.43%	8.45%	(0.89%)	(7.58%)
2005	(5.96%)	3.42%	(0.51%)	(5.05%)	3.98%	1.89%	(1.96%)	1.97%	(0.04%)	(3.38%)	4.16%	(1.36%)	(3.44%)
2006	3.49%	(3.28%)	4.06%	9.46%	(0.81%)	(2.85%)	(3.66%)	2.20%	(1.10%)	(0.64%)	3.59%	(0.92%)	9.11%
2007	1.25%	(4.18%)	(4.55%)	5.23%	4.60%	4.16%	(3.72)	(3.71%)	8.78%	5.23%	(0.66%)	0.63%	12.63%

Class B Unit Performance

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	B Unit YTD
2003								0.12%	0.06%	2.45%	(0.98%)	5.93%	7.66%
2004	0.31%	7.25%	(1.47%)	(11.72%)	(4.82%)	(4.55%)	(3.44%)	(0.40%)	0.99%	3.35%	8.37%	(0.96%)	(8.40%)
2005	(6.04%)	3.34%	(0.59%)	(5.12%)	3.90%	1.81%	(2.03%)	1.89%	(0.11%)	(3.45%)	4.08%	(1.35%)	(4.25%)
2006	3.41%	(3.35%)	3.98%	9.38%	(0.88%)	(2.92%)	(3.73%)	2.12%	(1.17%)	(0.71%)	3.51%	(0.90%)	8.28%
2007	1.18%	(4.25%)	(4.62%)	5.15%	4.52%	4.09%	(3.79%)	(3.78%)	8.70%	5.16%	(0.73%)	0.64%	11.76%

Class B Units carry an additional 0.96% in fees and expenses per year over Class A Units.

THE RISKS

- Performance can be volatile and you could lose all or substantially all of your investment in Grant Park Futures Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are limited and may result in early redemption fees.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involve several conflicts of interest.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annual Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

NOTES

Market Sectors: Market Sectors represented in the pie chart on page 2 of this brochure include over 80 individual markets traded in over 13 countries. Some of these markets are noted below:

Interest Rates
US Bonds & Notes
European Bonds
Pacific Rim Bonds

Energy
Crude Oil
Heating Oil
Natural Gas
Unleaded Gas

Metals
Gold
Silver
Nickel
Copper
Aluminum

Currencies
US Dollar
Euro
British Pound
Yen
Australian Dollar
Mexican Peso

Stock Indices
US
European
Pacific Rim

Agriculturals/Softs
Grains
Meats
Cotton
Coffee
Sugar
Orange Juice
Cocoa

INVESTMENT HIGHLIGHTS

Minimum Investment:
Class B Units: New Accounts - $5,000 Individual/$1,000 ERISA or qualified plans. Additional minimum investments $1,000. Class A Units: New Accounts - $200,000. Additional minimum investments $15,000 Individual/$4,000 ERISA or qualified plans.

General Partner:
Dearborn Capital Management, LLC

Portfolio Managers:
Rabar Market Research, EMC Capital Management, Eckhardt Trading Company, Graham Capital Management, Welton Investment Corporation and Winton Capital Management through the Dearborn Select Master Fund, SPC - Winton Segregated Portfolio Class - GP.

Redemptions:
Units are redeemable monthly with a redemption fee applicable for the first 12 months of investment for Class B Units only. No redemption fee for Class A Units. Please refer to prospectus for Class B redemption fee schedule.

Suitability:
Varies from state to state but at least a minimum of $70,000 annual income and a net worth of $70,000 exclusive of home, auto and furnishings, or $250,000 net worth. Check prospectus for individual state suitability. No investor should invest more than 10% of his or her net worth. Please check with your Financial Advisor as firm requirements may also vary.

Dearborn Capital Management, LLC

555 West Jackson, Suite 600
Chicago, IL 60661
312.756.4450 Phone
312.756.4452 Fax
800.217.7955 Toll-Free
funds@dearborncapital.com
www.dearborncapital.com